EXHIBIT (a)(6)

AMENDMENT NO. 5 TO
AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
OF AMERICAN CENTURY MUNICIPAL TRUST

THIS AMENDMENT NO. 5 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made as of the 30th day of November, 2007, by the Trustees hereunder.

WHEREAS, the Board of Trustees has determined that it is in the best interests of American Century Municipal Trust (the “Trust”) to combine the Advisor Class with the Investor Class of the Tax-Free Bond Fund, effective December 3, 2007, as approved by the Board of Trustees at its meeting on December 8, 2006.

NOW, THEREFORE, BE IT RESOLVED, that each of the aforementioned actions shall take effect as indicated in the first recital hereto; and

RESOLVED, that Schedule A of the Amended and Restated Agreement and Declaration of Trust for the Trust is hereby amended to reflect such actions by deleting the text thereof in its entirety and inserting in lieu therefore the Schedule A attached hereto.

IN WITNESS WHEREOF, a majority of the Trustees do hereto set their hands as of the date first referenced above.

Trustees of the American Century Municipal Trust

/s/ Jonathan S. Thomas	/s/ Peter F. Pervere
____________________________	____________________________
Jonathan S. Thomas	Peter F. Pervere

/s/ John Freidenrich	/s/ Myron S. Scholes
____________________________	____________________________
John Freidenrich	Myron S. Scholes

/s/ Ronald J. Gilson	/s/ John B. Shoven
____________________________	____________________________
Ronald J. Gilson	John B. Shoven

/s/ Kathryn A. Hall	/s/ Jeanne D. Wohlers
____________________________	____________________________
Kathryn A. Hall	Jeanne D. Wohlers

SCHEDULE A

American Century Municipal Trust

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof), with the relative rights and preferences as described in Section 6:

Series ______	Class _____	Date of Establishment __________________

Tax-Free Money Market Fund	Investor	07/31/1984

Tax-Free Bond Fund	Investor	07/31/1984
	Institutional	12/17/2002

High-Yield Municipal Fund	Investor	12/15/1997
	A Class	05/08/2002
	B Class	05/08/2002
	C Class	05/01/2001

Long-Term Tax-Free Fund	Investor	12/12/2005
	Institutional	12/12/2005
	A Class	12/12/2005
	B Class	12/12/2005
	C Class	12/12/2005

This Schedule A shall supersede any previously adopted Schedule A to the Declaration of Trust.

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